Exhibit 99.1

QuickLogic Reports First Quarter Fiscal 2024 Results, On Track for Revenue Growth of 30% and Positive Cash Flow in 2024

SAN JOSE, Calif. – May 13, 2024 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of embedded FPGA (eFPGA) IP, ruggedized FPGAs and Endpoint AI solutions, today announced its financial results for the fiscal first quarter that ended March 31, 2024.

Recent Highlights

•	Achieved greater than 40% year-over-year revenue growth in Q1 2024 that was driven by a nearly 60% increase in new product sales
•	Signed two new IP contracts targeting 12nm fabrication nodes at two separate foundries that will drive revenue growth in the second half of the year
•	Completed our work funded by the second tranche of the Strategic Radiation Hardened FPGA Technology government contract and anticipate the award of the third tranche later this quarter
•	Announced a strategic partnership with Zero-Error Systems America to create radiation-tolerant eFPGA IP for commercial space applications
•	Released Aurora 2.6 eFPGA User Tool Suite that expands OS compatibility and increases speed by up to 15%
•	SensiML secured a six-figure license agreement with a major microcontroller company
•	Grew the sales funnel, which includes a diverse range of new IP customers and end markets, to a record $179 million

“We are very pleased with our continued progress and believe we are well-positioned to achieve our 30%+ revenue growth target for 2024,” said Brian Faith, CEO of QuickLogic. "I am looking forward to discussing our continued progress during our upcoming conference call where we will also announce the expansion of SensiML's business model to include open-source licensing."

Fiscal First Quarter 2024 Financial Results

Total revenue for the first quarter of fiscal 2024 was $6.0 million, an increase of 45.3% compared with the first quarter of 2023 and a decrease of 19.7% compared with the fourth quarter of 2023.

New product revenue was approximately $4.9 million in the first quarter of 2024, an increase of $1.8 million, or 59.6%, compared with the first quarter of 2023 and a decrease of $1.9 million, or 28.6%, compared with the fourth quarter of 2023. The increase in new product revenue from the same period a year ago was primarily due to higher eFPGA IP license and professional services revenue due to the next phase of the large eFPGA contract and higher device revenues.

Mature product revenue was $1.1 million in the first quarter of 2024. This compares to $1.1 million in the first quarter of 2023 and $0.7 million in the fourth quarter of 2023.

First quarter 2024 GAAP gross margin was 66.3% compared with 57.8% in the first quarter of 2023 and 77.1% in the fourth quarter of 2023.

First quarter 2024 non-GAAP gross margin was 70.3% compared with 59.7% in the first quarter of 2023 and 78.3% in the fourth quarter of 2023.

First quarter 2024 GAAP operating expenses were $3.8 million compared with $3.5 million in the first quarter of 2023 and $3.7 million in the fourth quarter of 2023.

First quarter 2024 non-GAAP operating expenses were $2.5 million compared with $2.9 million in the first quarter of 2023 and $3.1 million in the fourth quarter of 2023.

First quarter 2024 GAAP net income was $0.1 million, or $0.01 per basic and diluted share, compared with a net loss of ($1.2 million), or ($0.09) per basic and diluted share, in the first quarter of 2023, and net income of $2.0 million, or $0.15 per basic and diluted share, in the fourth quarter of 2023.

First quarter 2024 non-GAAP net income was $1.7 million, or $0.12 per basic share and diluted share, compared with a net loss of ($0.5 million), or ($0.04) per basic and diluted share, in the first quarter of 2023 and net income of $2.6 million, or $0.19 per basic share, or $0.18 per diluted share, in the fourth quarter of 2023.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, May 13, 2024, to discuss its current financial results. The conference call will be webcast on QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:20 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available approximately one hour after completion. To access the recording, please call (844) 512-2921 and reference the passcode 13746241.

The call recording, which can be accessed by phone, will be archived through May 20, 2024, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops innovative embedded FPGA (eFPGA) IP, discrete FPGAs, and FPGA SoCs for a variety of industrial, aerospace and defense, edge and endpoint AI, consumer, and computing applications. Our wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution portfolio with AI / ML software that accelerates AI at the edge/endpoint. For more information, visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner like how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses, and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash, and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov/. In addition, please note that the date of this press release is May 13, 2024, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Alison Ziegler

Darrow Associates, Inc.
(201) 220-2678
ir@quicklogic.com

CODE: QUIK-E

 –Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023	December 31, 2023
Revenue	$6,007	$4,133	$7,479
Cost of revenue	2,024	1,743	1,713
Gross profit	3,983	2,390	5,766
Operating expenses:
Research and development	1,459	1,629	1,381
Selling, general and administrative	2,351	1,861	2,269
Total operating expense	3,810	3,490	3,650
Operating income (loss)	173	(1,100)	2,116
Interest expense	(69)	(58)	(59)
Interest and other (expense) income, net	11	(63)	(17)
Income (loss) before income taxes	115	(1,221)	2,040
(Benefit from) provision for income taxes	7	7	(2)
Net income (loss)	$108	$(1,228)	$2,042
Net income (loss) per share:
Basic	$0.01	$(0.09)	$0.15
Diluted	$0.01	$(0.09)	$0.14
Weighted average shares outstanding:
Basic	14,177	13,215	13,989
Diluted	14,545	13,215	14,349

Note: Net income (loss) equals to comprehensive income (loss) for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$27,399	$24,606
Accounts receivable, net of allowance for doubtful accounts of $24 and $34, as of March 31, 2024 and December 31, 2023, respectively	1,560	1,625
Contract assets	1,085	3,609
Note receivable	1,214	1,200
Inventories	1,923	2,029
Prepaid expenses and other current assets	2,128	1,561
Total current assets	35,309	34,630
Property and equipment, net	12,420	8,948
Capitalized internal-use software, net	2,147	2,069
Right of use assets, net	916	981
Intangible assets, net	510	537
Non-marketable equity investment	300	300
Goodwill	185	185
Other assets	142	142
TOTAL ASSETS	$51,929	$47,792
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$20,000	$20,000
Trade payables	4,892	4,657
Accrued liabilities	1,545	2,673
Deferred revenue	778	1,052
Notes payable, current	993	946
Lease liabilities, current	263	302
Total current liabilities	28,471	29,630
Long-term liabilities:
Notes payable, non-current	450	461
Lease liabilities, non-current	636	681
Other long-term liabilities	125	125
Total liabilities	29,682	30,897
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 authorized; 14,377 and 14,118 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	327,680	322,436
Accumulated deficit	(305,447)	(305,555)
Total stockholders’ equity	22,247	16,895
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,929	$47,792

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023	December 31, 2023
US GAAP income (loss) from operations	$173	$(1,100)	$2,116
Adjustment for stock-based compensation within:
Cost of revenue	237	78	89
Research and development	357	184	82
Selling, general and administrative	969	453	434
Non-GAAP income (loss) from operations	$1,736	$(385)	$2,721
US GAAP net income (loss)	$108	$(1,228)	$2,042
Adjustment for stock-based compensation within:
Cost of revenue	237	78	89
Research and development	357	184	82
Selling, general and administrative	969	453	434
Non-GAAP net income (loss)	$1,671	$(513)	$2,647
US GAAP net income (loss) per share, basic	$0.01	$(0.09)	$0.15
Adjustment for stock-based compensation	0.11	0.05	0.04
Non-GAAP net income (loss) per share, basic	$0.12	$(0.04)	$0.19
US GAAP net income (loss) per share, diluted	$0.01	$(0.09)	$0.14
Adjustment for stock-based compensation	0.10	0.05	0.04
Non-GAAP net income (loss) per share, diluted	$0.11	$(0.04)	$0.18
US GAAP gross margin percentage	66.3%	57.8%	77.1%
Adjustment for stock-based compensation included in cost of revenue	4.0%	1.9%	1.2%
Non-GAAP gross margin percentage	70.3%	59.7%	78.3%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2024	Q1 2023	Q4 2023	Q1 2024 to Q1 2023	Q1 2024 to Q4 2023
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	81%	74%	91%	60%	(29)%
Mature products	19%	26%	9%	5%	74%
Revenue by geography:
Asia Pacific	12%	17%	6%	2%	71%
North America	84%	80%	92%	52%	(27)%
Europe	4%	3%	2%	131%	58%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP intellectual property, professional services, and QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer and includes related royalty revenue.